Exhibit 99.1

Equity Commonwealth Announces Change to Virtual-Only Annual Meeting of Shareholders

CHICAGO – May 20, 2020 – Equity Commonwealth (NYSE: EQC) announced today that due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our shareholders, trustees, employees and other meeting participants, the Annual Meeting of Shareholders (the “Annual Meeting”) being held on June 23, 2020 at 2 p.m. Central Time, will be a virtual-only meeting.

Voting Your Shares
As described in the proxy materials for the Annual Meeting, a shareholder is entitled to vote at the Annual Meeting if the shareholder was a common shareholder of record as of the close of business on April 15, 2020, the record date, or holds a legal proxy for the meeting provided by the shareholder’s bank, broker or other nominee.

The proposals to be voted on at the Annual Meeting remain the same as those set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting previously mailed or made available to Shareholders. Whether or not you plan to participate in the virtual-only Annual Meeting, we urge you to submit your proxy and voting instructions in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Shareholders may continue to use the materials previously distributed to you to authorize a proxy to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, there is no need to take any further action.

Participating in the Virtual-Only Annual Meeting
Broadridge, a global proxy services firm, will host the virtual-only Annual Meeting. In order to participate in the virtual-only Annual Meeting, vote during the Annual Meeting and submit questions, please log into the meeting platform at: www.virtualshareholdermeeting.com/EQC2020. The virtual-only Annual Meeting will begin promptly at 2:00 p.m. Central Time, on June 23, 2020. Online access will begin at 1:45 p.m. Central Time. We encourage you to access the virtual-only Annual Meeting prior to the start time. Broadridge will have personnel ready to assist you with any technical difficulties you may have accessing the virtual-only Annual Meeting. Shareholders who hold their shares in “street name” through a broker or other financial institution or are registered shareholders may use the 16-digit control number and the instructions previously distributed to them to join the virtual-only Annual Meeting.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. As of May 4, 2020, EQC’s same property portfolio comprised four properties and 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material.   We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements pertaining to the marketing of certain properties for sale and consummating any sales, including our statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements.  Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement.  We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Investor Contact
Sarah Byrnes
VP – Investor Relations & Capital Markets
Equity Commonwealth
(312) 646-2801